UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On September 9, 2024, PFGC, Inc., a Delaware corporation (“Parent”), and Performance Food Group, Inc., a Colorado corporation (“PFG Inc.”), each a wholly-owned subsidiary of Performance Food Group Company (the “Company”), entered into the Sixth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders party thereto. The Amended Credit Agreement amends and restates the Fifth Amended and Restated Credit Agreement, dated September 17, 2021, with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto (the “Existing Credit Agreement”). The Amended Credit Agreement, among other things, (i) increases the total revolving commitments from $4.0 billion under the Existing Credit Agreement to $5.0 billion under the Amended Credit Agreement and (ii) extends the stated maturity date from September 17, 2026 under the Existing Credit Agreement to September 9, 2029 under the Amended Credit Agreement. The Amended Credit Agreement also provides for up to $1.0 billion of uncommitted incremental facilities. The terms of any such incremental facility shall be as agreed between PFG Inc. and the lenders providing the new commitments, subject to certain limitations set forth in the Amended Credit Agreement.

Borrowings under the Amended Credit Agreement bear interest, at PFG Inc.’s option, at either (a) the Base Rate (defined as the greatest of (i) a floor rate of 0.00%, (ii) the federal funds rate in effect on such date plus 0.5%, (iii) the prime rate on such day, or (iv) one month Term SOFR (as defined in the Amended Credit Agreement) plus 1.0%) plus a spread or (b) Term SOFR (as defined in the Amended Credit Agreement) plus a spread. The Amended Credit Agreement also provides for an unused commitment fee at a rate of 0.250% per annum based on average excess availability. The Amended Credit Agreement contains covenants requiring the maintenance of a minimum consolidated fixed charge coverage ratio if Alternate Availability (as defined in the Amended Credit Agreement) falls below the greater of (i) $375.0 million and (ii) 10% of the lesser of the borrowing base and the sum of (a) the aggregate commitments plus (b) any outstanding additional term loans for five consecutive business days.

The Amended Credit Agreement is jointly and severally guaranteed by, and secured by the majority of the assets of, Parent and all material domestic direct and indirect wholly-owned subsidiaries of Parent (other than captive insurance subsidiaries and other excluded subsidiaries).

The Amended Credit Agreement also contains customary restrictive covenants that include, but are not limited to, restrictions on the loan parties’ and their subsidiaries’ abilities to incur additional indebtedness, pay dividends, create liens, make investments, make prepayments, redemptions or defeasances prior to the maturity of certain restricted debt and dispose of assets. The Amended Credit Agreement provides for customary events of default, including payment defaults and cross-defaults on other material indebtedness. If an event of default occurs and is continuing, amounts due under the Amended Credit Agreement may be accelerated and the rights and remedies of the lenders may be exercised, including rights with respect to the collateral securing the obligations under such agreement.

Wells Fargo Bank, National Association, and some of the lenders party to the Amended Credit Agreement and their respective affiliates have various relationships with the Company and its subsidiaries in the ordinary course of business involving the provision of financial services, including cash management, commercial banking, investment banking or other services.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Senior Notes

On September 12, 2024, PFG Inc. issued and sold $1.0 billion aggregate principal amount of its 6.125% Senior Notes due 2032 (the “Notes”), which mature on September 15, 2032, pursuant to an indenture, dated as of September 12, 2024 (the “Indenture”), among PFG Inc., Parent, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. The Notes were issued at par and will bear interest at a rate of 6.125% per annum, payable semi-annually in arrears.

The Company intends to use the net proceeds of the offering, together with borrowings under the Amended Credit Agreement, to finance the cash consideration payable in connection with the Company’s previously announced proposed acquisition of Cheney Bros, Inc. and to pay related fees and expenses. Pending such uses, the net proceeds may be temporarily used for general corporate purposes, including repayment of borrowings under the Amended Credit Agreement.

The Notes are and will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Parent and by each of Parent’s existing and future material wholly-owned domestic restricted subsidiaries (other than PFG Inc.), to the extent such subsidiaries guarantee indebtedness under the Amended Credit Agreement, other capital markets debt securities or certain other indebtedness incurred under credit facilities. The Notes are not, and will not be, guaranteed by the Company.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) or upon the sale of certain assets in which PFG Inc. does not apply the proceeds as required by the Indenture, the holders of the Notes will have the right to require PFG Inc. to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a Change of Control Triggering Event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

At any time prior to September 15, 2027, PFG Inc. may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. PFG Inc. may redeem the Notes, in whole or in part, at any time on or after September 15, 2027 at redemption prices equal to 103.063%, 101.531% and 100.000% of the principal amount of the Notes redeemed if the redemption occurs during the twelve-month periods beginning on September 15 of the years 2027, 2028 and 2029, respectively, in each case plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date. In addition, prior to

September 15, 2027, PFG Inc. may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.125% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds PFG Inc. receives from one or more qualifying equity offerings.

The Notes contain covenants that limit Parent and its restricted subsidiaries’ ability to, among other things: incur or guarantee additional debt or issue disqualified stock or preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into transactions with affiliates; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; create certain restrictions on the ability of Parent’s restricted subsidiaries to make dividends or other payments to Parent; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important exceptions and qualifications. The Notes also provide for certain customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or be declared due and payable.

The Notes were offered within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including a form of the Notes), which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 12, 2024, among Performance Food Group, Inc., PFGC, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, transfer agent, registrar and paying agent.

4.2	Form of 6.125% Senior Notes due 2032 (included in Exhibit 4.1).

10.1	Sixth Amended and Restated Credit Agreement, dated as of September 9, 2024, among PFGC, Inc., Performance Food Group, Inc., Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders party thereto.*

104	Cover page Interactive Data File (embedded within Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any sections thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: September 12, 2024	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Executive Vice President, General Counsel and Secretary